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                                                                      EXHIBIT 11

                             THE LOEWEN GROUP INC.

                       COMPUTATION OF PER SHARE EARNINGS
          (IN THOUSANDS OF U.S. DOLLARS EXCEPT FOR PER SHARE AMOUNTS)

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
                                                                           THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           -------------------
                                                                            1996        1995
                                                                           -------     -------
                                                                               (UNAUDITED)
Basic
  Net earnings...........................................................  $17,223     $14,057
  Undeclared cumulative preferred share dividends........................    1,974          --
                                                                           -------     -------
  Net earnings available to Common shareholders..........................  $15,249     $14,057
  Weighted average shares outstanding....................................   50,203      41,111
  Basic earnings per share...............................................  $  0.30     $  0.34
                                                                           -------     -------
Fully diluted
  Net earnings available to Common shareholders..........................  $15,249     $14,057
  Add: imputed earnings from dilutive options, net of tax effect.........      207       1,930
                                                                           -------     -------
  Fully diluted net earnings.............................................  $15,456     $15,987
                                                                           -------     -------
  Weighted average shares outstanding....................................   50,203      41,111
  Shares issuable upon assumed conversion of dilutive options............    1,044       6,470
                                                                           -------     -------
  Fully diluted shares...................................................   51,247      47,581
                                                                           -------     -------
  Fully diluted earnings per share.......................................  $  0.30     $  0.34
                                                                           -------     -------
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